MASTER LEASE AGREEMENT

           This contract contains arbitration provisions and shall be subject to arbitration under the Texas General Arbitration Act
              (Article 224 et seq. Revised Civil Statutes of Texas)


   THIS MASTER LEASE AGREEMENT is made and entered into as of September __, 1999, by and between FFP Properties, L.P., a Texas limited partnership
("Lessor"), and FFP Operating Partners, L.P., a Delaware limited partnership ("Lessee"), in order to terminate and supersede that certain Lease Agreement dated August 4, 1999 and those certain Lease Agreements dated as of January 1, 1998, by and between Lessor and Lessee, including all previous amendments thereto, covering the thirty-five (35) properties listed in Exhibit A attached hereto and incorporated herein by reference (collectively, the "Prior Leases").

   WHEREAS, the thirty-five (35) real properties listed in Exhibit A are described with more particularity in Exhibit B attached hereto and incorporated herein by reference; and

   WHEREAS, Lessor and Lessee desire to continue the leasing of the subject properties to Lessee pursuant to the provisions of this Master Lease Agreement (this "Lease").

   NOW, THEREFORE, it is agreed by and between Lessor and Lessee that the Prior Leases are hereby terminated and superceded in all respects by this Master Lease Agreement.

                                    ARTICLE I

                                    Premises

   Section 1.01 Lessor, in consideration of the covenants and agreements to be performed by Lessee and upon the terms and conditions hereinafter stated, does hereby lease, demise, and let unto Lessee all the lands described on Exhibit B attached hereto (the "Land"), together with all improvements, buildings, and structures of Lessor, if any, situated on the Land (the "Improvements") and all rights, easements, and appurtenances pertaining to the Land, including all parking and access rights relating thereto (collectively with the Land and the Improvements, the "Leased Premises").

                                   ARTICLE II

                       Term and Adjustment to Monthly Rent

   Section 2.01 Initial Term. The initial term of this Lease (the "Term") shall be for a period commencing on January 1, 1998 (the "Commencement Date"), except with respect to that certain property reflected in Exhibit A as location number 849, which term commenced on August 4, 1999, and ending on December 31, 2019.

   Section 2.02 Adjustment to Monthly Rent. Commencing on the first (1st) day of January in each of the years 2003, 2008, 2013, and 2018, the applicable rental for each calendar month during each such incremental period shall be equal to the Monthly Rent multiplied by the percentage of increase by which the Consumer Price Index in the calendar month three (3) months preceding the first month of each such period exceeds the Consumer Price Index in December 1997; provided, however, that in no event shall such adjusted rental be less than the rental payable during the initial Term. "Consumer Price Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers-All Items (Base Year
1967) of the United States Bureau of Labor Statistics. If the manner in which such Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, Lessor will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a recognized financial publication.

                                   ARTICLE III

                                 Use of Premises

   Section 3.01 Permitted Uses. The Leased Premises shall be used for any lawful use, including, but not limited to, the operation of the Leased Premises as a convenience store, truck stop, and/or self-service gasoline station.

   Section 3.02 Prohibited Uses. Lessee shall not perform any acts or carry on any practices which may injure the Leased Premises or constitute a nuisance, or use the Leased Premises for any business which is unlawful or in violation of any public or city ordinances.

                                   ARTICLE IV

                                      Rent

   Section 4.01 Rent Amount and Due Date. Lessee, without offset or deduction, agrees to pay Lessor, at 2801 Glenda Avenue, Fort Worth, Texas, or such other address as Lessor may designate, rent for the Leased Premises at the monthly rate of Eighty-seven Thousand Two Hundred Twenty-three and No/100's Dollars ($87,223.00) ("Monthly Rent"), as adjusted in accordance with Section 2.02, in advance on the first day of each and every calendar month during the Term of this Lease, the first such payment becoming due and payable on the Commencement Date. If the Commencement Date is other than the first day of a month or if the term of the Lease terminates on a day other than the last day of the month, a prorated monthly rental installment shall be paid.

   Section 4.02 Delinquent Rent. All rental installments or payments (including any amounts payable as additional rent) more than ten (10) days past due shall subject Lessee to liability for payment of a late payment charge equal to five percent (5.0%) of each such late monthly installment or payment.

   Section 4.03 Net Lease. It is understood and agreed that this Lease is intended to be a net lease. It is the intention of the parties that Lessor shall receive the Monthly Rent hereunder free from all charges and expenses imposed upon or by reason of the Leased Premises and the ownership thereof by Lessor.

   Section 4.04 Lessee Remains Bound. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Lessee be entitled to any abatement of rent or reduction thereof, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of damage to or destruction of all or any portion of the Leased Premises, the condemnation of all or any part thereof for use or otherwise, the prohibition of Lessee's use of all or any part of same or the interference with such use, Lessee's acquisition of fee title to the premises otherwise than pursuant to an express provision of this Lease, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up, reconstitution, or other proceeding affecting Lessor or any assignee of Lessor, any action by any trustee or receiver of Lessor, any assignee of Lessor or by any court, any default on the part of Lessor under this Lease or under any other agreement to which Lessor and Lessee may be parties, or for any other cause whether similar or dissimilar to the foregoing; any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the obligations of Lessee hereunder shall be separate covenants and agreement, and that the Monthly Rent, additional rent, and all other sums payable by Lessee hereunder shall continue to be payable in all events and that the obligations of Lessee hereunder shall continue unaffected, unless the obligation to pay or perform the same shall be terminated or modified pursuant to the express provisions of this Lease. Lessee waives all rights which may now or hereafter be conferred by law (i) to quit, terminate, or surrender this Lease or the Leased Premises or any part thereof, or (ii) to any abatement, suspension, deferment, or reduction of the Monthly Rent, additional rent, or any other sums payable under this Lease, except as otherwise expressly provided herein.
                                    ARTICLE V

                             Possession of Premises

   Section 5.01 Lessee acknowledges that Lessee has fully inspected the Leased Premises and on the basis of such inspection Lessee hereby accepts the Leased Premises "AS IS." Lessee acknowledges that the Improvements, if any, situated thereon are suitable for the purposes for which the same are leased, in their present condition.

                                    ARTICLE V

                         Alteration, Operating Expenses,
                         Construction, and Ownership of
                                  Improvements

   Section 6.01 Alterations and Improvements. Lessee shall have the right to make alterations to or construct improvements on the Leased Premises. Any alteration or improvement made to the Leased Premises shall be made in a workmanlike manner and in compliance with all valid laws, governmental orders, and building ordinances and regulations pertaining thereto. Lessee shall promptly pay and discharge all costs, expenses, damages, and other liabilities which may arise in connection with or by reason of any alterations, reconstruction, demolition, or other work on the Leased Premises. All alterations, reconstruction, demolition, or other work on the Leased Premises when completed shall be of such a nature as not to reduce or otherwise adversely affect the value of the Leased Premises. Lessee shall have the right to grant easements upon the estate of Lessor which are required for utilities or access in connection with construction of the improvements and Lessor agrees to execute all documents which Lessee may reasonably request in order to grant such easements.

   Section 6.02 Operating Expenses. Lessee agrees to pay any and all expenses of operation of the Leased Premises including, but not being limited to, electricity, water, gas, and other utility services to persons and parties occupying the Leased Premises; it being the intention of this Lease that the amounts payable to Lessor hereunder as rent shall be absolutely net to Lessor, without diminution by reason of any expenses of operation of the Leased Premises.

   Section 6.03 Repairs; Compliance with Laws. Lessee shall keep all Improvements from time to time situated on the Leased Premises in a good repair and condition, and at the end or other expiration of the term of this Lease deliver up the Leased Premises and all Improvements thereon, whether on the Leased Premises at the time of execution of this Lease or constructed by Lessee in accordance herewith, in good condition, reasonable wear and tear excepted (subject to Article XII hereof). Lessee shall at its sole cost and expense comply with all requirements of all municipal, state, and federal authorities now in force or which may hereafter be in force, pertaining to the Leased Premises and shall faithfully observe in the use of the Leased Premises all municipal, state, and federal laws and regulations now in force or which may hereafter be in force.

   Section 6.04 Title to the Improvements. All Improvements presently constituting a part of the Leased Premises shall be owned by Lessor. Title to all Improvements and any modifications, additions, restorations, repairs, and replacements thereof hereafter placed or constructed by Lessee upon the Leased Premises shall be in Lessee, its successors and assigns, until the expiration of the Lease Term; provided, however, that the terms and provisions of this Lease shall apply to all such Improvements and that all such Improvements (with the exception only of moveable equipment and trade fixtures, and gasoline storage tanks, pumps, and equipment) shall be surrendered to Lessor upon the termination of the Lease Term.

   Section 6.05 Liens. Lessor does not consent, and has not by the execution and delivery of this Lease consented, to the imposition by Lessee or any contractor or subcontractor of any liens upon the Lessor's interest in the Leased Premises. Lessee agrees that all Improvements at any time constructed upon the Leased Premises will be completed free and clear of all liens and claims of contractors, subcontractors, mechanics, laborers, materialmen, and other claimants. Lessee further covenants and agrees to protect, indemnify, defend, and hold harmless Lessor from and against all bills and claims, liens and rights to liens for labor and materials and architect's, contractor's, and subcontractor's claims, and all fees, claims, and expenses incident to the construction and completion of any improvements, including without limitation, reasonable attorneys' fees and court costs incurred by Lessor.

                                   ARTICLE VII

                                 Utility Charges

   Section 7.01 Lessee shall pay or cause to be paid promptly when due all charges for water, electricity, gas, telephone, or any other utility services furnished to the Leased Premises; it being the intention of this Lease that the amounts payable to Lessor hereunder as rent shall be absolutely net to Lessor, without diminution by reason of any expenses of utilities of the Leased Premises. Lessee expressly agrees that Lessor is not, nor shall it be, required to furnish to Lessee or any other occupant of the Leased Premises any water, sewer, gas, heat, electricity, light, power, or any other facilities, equipment, labor, materials, or services of any kind whatsoever.

                                  ARTICLE VIII

                                 Indemnification

   Section 8.01 Lessee covenants and agrees, at its sole cost and expense, to indemnify and hold Lessor harmless from and against any and all claims by or on behalf of any person, firm, corporation, or governmental authority, arising from the occupation, use, possession, conduct, or management of, or from any work or thing whatsoever done in and about, the Leased Premises during the Lease Term, or the subletting of any part thereof. Lessee further agrees to indemnify and save Lessor harmless from and against any and all claims arising from any condition, whether currently existing or hereafter occurring, of the Leased Premises or the Improvements (including, but not limited to, claims or liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Resource Conservation and Recovery Act of 1976, or any other state or federal environmental law or regulation) or rising from any breach or default on the part of Lessee to be performed pursuant to the terms of this Lease, or arising from any action, injury, or damage whatsoever caused to any person, firm, or corporation, including any sublessees of Lessee (other than those caused by Lessor or its representatives and employees) occurring during the Lease Term in or about the Leased Premises or upon and under the sidewalks and the land adjacent thereto, including, but not limited to, any claim based on the release of any hazardous or toxic materials. The indemnification obligations of Lessee hereunder shall include all costs, expenses, and liabilities incurred by Lessor, including reasonable attorneys' fees. If any action or proceeding shall be brought against Lessor by reason of any such claim, Lessee upon receipt of written notice from Lessor covenants to defend such action or proceeding with counsel satisfactory to Lessor, unless such action or proceeding is defended by any carrier of public liability insurance maintained by Lessee. Any insurance policy or policies procured or maintained by Lessee insuring it against liability for injury or death of a person or persons shall name Lessor as an additional insured.

                                   ARTICLE IX

                              Taxes and Assessments

   Section 9.01 Obligation of Lessee. Lessee shall pay to, or on behalf of, Lessor as additional rent the amount of the real estate taxes allocable to the Leased Premises (which shall be separately assessed) for each tax year included within the Term of this Lease, provided that for the first and last tax years included in part within the term of this Lease, Lessee shall pay to Lessor a pro rata share of such taxes for such tax years based upon the portions of such tax years included within the term of this Lease; it being the intention of this Lease that the amounts payable to Lessor hereunder as rent shall be absolutely net to Lessor, without diminution by reason of any expenses of taxes or other assessments on the Leased Premises. Real estate taxes shall not include any income, excess profits, estate, inheritance, succession, transfer, franchise, capital, or other tax or assessment upon Lessor or upon the rentals payable under this Lease, all of which shall be the obligation of Lessor.

   Section 9.02 Amount of Taxes. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of such taxes for such period attributable to each taxing authority. The real estate taxes for any tax year shall mean such amounts as shall be finally determined to be the real estate taxes assessed and payable for such tax year less any abatements, refunds, or rebates made thereof. For the purpose of determining payments due from Lessee to Lessor in accordance with the provisions hereof, (i) the real estate taxes for any tax year shall be deemed to be the real estate taxes assessed and payable for such tax year until such time as the same may be reduced by abatement, refund, or rebate, and (ii) if any abatement, refund, or rebate shall be made for such tax year, the real estate taxes for such tax year shall be deemed to be the real estate taxes as so reduced plus the expenses of obtaining the reduction, with an appropriate adjustment to be made in the amount payable from or paid by Lessee to Lessor on account of the real estate taxes.

   Section 9.03 Contest of Assessments. Lessee shall have such rights to contest the validity or amount of any real estate taxes as permitted to Lessor, or Lessee, by law, either in its own name or in the name of Lessor. Lessor shall cooperate with Lessee in any such contest and, in connection therewith, shall make available to Lessee such information in its files as Lessee may reasonably request. If any abatement, refund, or rebate shall be obtained, the expenses of obtaining the same shall be a first charge thereon.

   Section 9.04 Documentation and Payment. Lessor shall submit to Lessee copies of the real estate tax bills for each tax year. Lessor shall bill Lessee for any amount that may be payable by Lessee pursuant to the provisions herein. Such bill shall be accompanied by a computation of the amount payable. The amount payable by Lessee hereunder for any tax year shall be payable on or before the time that Lessor shall be required to pay real estate taxes to the taxing authority for such tax year, but if Lessee shall not have received a bill therefor at least fourteen days prior to such time for payment, Lessee shall not be required to make payment until fourteen days after the receipt of such bill. (If real estate taxes are payable to any taxing authority for any tax year in installments, the amount payable by Lessee hereunder shall be payable in similar installments. If real estate taxes are payable to different taxing authorities for any tax year at different times, an appropriate apportionment shall be made of the amount payable by Lessee for such tax year and the apportioned amounts shall be payable at such times). Lessor agrees that real estate taxes upon the Leased Premises shall be paid by Lessor prior to the last day that the same may be paid without penalty or interest, or if a discount shall be available for early payment, prior to the last day that such discount shall be available. Lessor agrees to provide Lessee evidence of any taxes paid by Lessor.

   Section 9.05 Personal Property Taxes. Lessee agrees to pay all taxes levied against personal property, trade fixtures, and inventory in, on, or about the Leased Premises.

                                    ARTICLE X

                                      Title

   Section 10.01 Lessor's Warranty of Title. Lessor warrants and represents that the Leased Premises is owned by Lessor in fee, free and clear of any restrictions which would materially adversely affect the use of the Leased Premises by Lessee and that Lessor has the legal right to make and enter into this Lease.

   Section 10.02 Peaceable Possession. Lessor warrants to Lessee the peaceable enjoyment of the Leased Premises against the lawful let, hindrance, or disturbance of any person or persons whomsoever.

                                   ARTICLE XI

                     Assignment, Subletting, and Encumbrance

   Section 11.01 No Assignment or Subletting without Consent. Lessee may assign this Lease or sublet all or any part of the Leased Premises without Lessor's prior written consent; provided, however, that for so long as Lessor's interest in the Leased Premises is encumbered either by mortgage or trust deed and/or by assignment of this Lease to or for the benefit of AMRESCO Commercial Finance, Inc., its successors or assigns (collectively, "Lender"), (i) no such assignment shall occur nor be permitted, with or without Lessor's consent, without such Lender's prior written consent, which consent may be withheld in Lender's sole and absolute discretion, and (ii) no such subletting shall occur nor be permitted, with or without Lessor's consent, without such Lender's prior written consent, which consent may not be unreasonably withheld. Any attempted assignment or subletting not complying with the provisions of this Section shall be null and void and of no legal effect whatsoever.

   Section 11.02 Lessee Remains Liable. If Lessee assigns this Lease or sublets all or any part of the Leased Premises, Lessee shall remain liable and responsible under this Lease for the performance of the covenants and obligations of Lessee hereunder, in its capacity as a principal hereunder and not as a surety.

   Section 11.03 Notice in Event of Subletting. If Lessee assigns this Lease, then Lessor, when giving notice to said assignee or any future assignee in respect of any default, shall also serve a copy of such notice upon Lessee.

                                   ARTICLE XII

                                  Condemnation

   Section 12.01 Entire Taking. If all of the Leased Premises shall be taken in condemnation proceedings, this Lease shall terminate as of the taking and the Monthly Rent and additional rent shall be paid to the date of such termination. Lessor shall give Lessee a proportionate refund of any rent paid in advance.

   Section 12.02 Partial Taking. If less than all of the Leased Premises shall be taken in condemnation proceedings, this Lease shall not terminate, nor shall Lessee be entitled to any abatement of rent or reduction thereof.

   Section 12.03 Application of Award. If this Lease shall terminate pursuant to the provisions of Section 12.01 of this Article, Lessor's share of the condemnation award together with any separate award to Lessee shall be apportioned and paid in the following order of priority:

   A. There shall be first paid any and all reasonable expenses, charges, and fees, including reasonable counsel fees, in collecting the award.

   B. Lessor shall then be entitled to receive an amount equal to the reasonable market value of the taken Leased Premises, on a basis without consideration of any unexpired portion of the term of this Lease and unencumbered by this Lease. If Lessor and Lessee cannot agree as to such value, the same shall be determined by arbitration in accordance with the provisions of Section 17.11.

   C. The balance of the award shall be paid to the Lessee; provided, that if the remainder of the Lease Term is, at the time of the taking, less than one year, such balance shall be paid to Lessor.

   Section 12.04 Application of Award in Partial Taking. If this Lease shall not terminate but shall continue in full force and effect pursuant to the provisions of Section 12.02 of this Article, Lessee shall commence and proceed with reasonable diligence to repair or reconstruct the remaining building or buildings on the taken Leased Premises to a complete architectural unit or units to the extent proceeds of the condemnation award are available therefor. Lessor's share of the award in condemnation proceedings for any partial taking where repair or reconstruction is undertaken, together with any separate award to Lessee, shall be apportioned and paid in the following order of priority:

   A. There shall first be paid any and all reasonable expenses, charges, and fees paid to parties unaffiliated to either Lessor or Lessee, including reasonable counsel fees, in collecting the awards.

   B. The proceeds of the awards shall next be paid to Lessee for the restoration of the building, improvements, and equipment situated on the Leased Premises to a complete architectural unit or units; provided, however, that for so long as Lessor's interest in the Leased Premises is encumbered either by mortgage or trust deed and/or by assignment of this Lease to or for the benefit of Lender, such proceeds shall be paid to and held by Lender or its designee and be paid out from time to time to persons furnishing labor or materials, or both, including architects' fees and contractors' compensation in such restoration work on vouchers approved by a licensed architect, engineer or other person approved by Lessor and employed by Lessee to superintend the work.

   C. Lessor shall then be entitled to an amount equal to the reasonable market value of the portion of the Leased Premises taken, without consideration of any unexpired portion of the term of this Lease and unencumbered by this Lease. If Lessor and Lessee cannot agree as to such value, the same shall be determined by arbitration in accordance with the provisions of Section 17.11.

   D. The balance of the award shall be paid to Lessee.

   Section 12.05 Temporary Possession. If any right of temporary possession or occupancy of all or any portion of the Leased Premises shall be obtained by any competent authority in the exercise of the power of eminent domain, the foregoing provisions of this Article shall be inapplicable thereto and this Lease shall continue in full force and effect without reduction or suspension of Monthly Rent and additional rent and Lessee shall be entitled to make claim for and recover any award or awards, whether in the form of rental or otherwise, recoverable in respect of such possession or occupancy. The award shall be paid to Lessor and applied against the Monthly Rent payable by Lessee under this Lease, as the same becomes due, with any surplus to be paid to Lessee; provided that if any portion of the award is intended to cover the cost of restoring the Leased Premises to the condition they were in prior to such temporary possession or occupancy or to make any repairs occasioned by or resulting from such possession or occupancy, such portion shall be so applied.

   Section 12.06 Consent to Settlement by Lessor. Lessee shall have primary responsibility for dealing with the condemning authority in the condemnation proceedings, but Lessee shall not make any settlement with the condemning authority nor convey or agree to convey the whole or any portion of the Leased Premises to such authority in lieu of condemnation without first obtaining the written consent of Lessor thereto, which consent shall not be unreasonably withheld if Lessor receives not less than the fair market value of the Leased Premises taken.

                                  ARTICLE XIII

                         Events of Default and Remedies

   Section 13.01 Events of Default. The following events ("Events of Default") shall be deemed to be events of default by Lessee under this Lease:

   A. Failure by Lessee to pay any installment of the Monthly Rent or any additional rent or any other sum of money payable hereunder on the date the same is due and such failure shall continue for a period of two (2) business days after written notice to Lessee.

   B. Failure by Lessee to comply with any term, provision, or covenant of this Lease, other than the payment of rent or other sums of money, and Lessee shall not cure such failure within thirty (30) days after written notice thereof to Lessee; or if such failure cannot reasonably be cured within the said thirty
(30) days, and Lessee shall not have commenced to cure such failure within such thirty (30) day period and shall not thereafter with all due diligence and good faith proceed to cure such failure.

   C. The entering of a decree or order by a court of competent jurisdiction adjudging Lessee a bankrupt or insolvent or appointing a receiver or trustee or assignee in bankruptcy or insolvency of all or substantially all of its property, and any such decree or order shall have continued in force undischarged or unstayed for a period of sixty (60) days.

   D. The doing or permitting to be done by Lessee or any sublessee, assignee, grantee, or agent of Lessee of anything which creates a lien upon Lessor's interest in the Leased Premises, and any such lien is not discharged or bonded within thirty (30) days after filing.

   E. The insolvency of Lessee or the making a transfer in fraud of creditors, an assignment for the benefit of creditors, or the filing of a proceeding in bankruptcy by Lessee, or the appointing of a receiver or trustee for Lessee or any of the assets of Lessee.

   F. The termination, including by expiration or nonrenewal, without Lender's prior written consent, which consent may be withheld in Lender s sole and absolute discretion, of any of the existing leases between Lessor and Lessee with respect to the real properties listed in Exhibit C attached hereto and incorporated herein by reference (the "FMAC Encumbered Leases"), during such time as Lessor s interest in the Leased Premises is encumbered either by mortgage or trust deed and/or by assignment of this Lease to or for the benefit of Lender.

   Section 13.02 Remedies. Upon the occurrence of any Event of Default enumerated in Section 13.01 hereof, Lessor shall have the option of (i) terminating this Lease by written notice thereof to Lessee, (ii) continuing this Lease in full force and effect, or (iii) curing the default on behalf of Lessee; provided, however, that for so long as Lessor's interest in the Leased Premises is encumbered either by mortgage or trust deed and/or assignment of this Lease to or for the benefit of Lender, no such termination of this Lease shall occur without Lender's prior written consent, which consent may be withheld in Lender's sole and absolute discretion.

   A. In the event that Lessor shall elect to terminate this Lease, upon written notice to Lessee, this Lease shall be ended as to Lessee and all persons holding under Lessee, and all of Lessee's rights shall be forfeited and lapsed, as fully as if this Lease had expired by lapse of time. In such event, Lessee shall be required immediately to vacate the Leased Premises and there shall immediately become due and payable the amount by which (a) the total rent and other benefits which would have accrued to Lessor under this Lease for the remainder of the Term of this Lease if the terms and provisions of this Lease had been fully complied with by Lessee exceeds (b) the total fair market rental value of the Leased Premises for the balance of the Term of this Lease (it being the intention of both parties hereto that Lessor shall receive the benefit of its bargain); and Lessor shall at once have all of the rights of re-entry upon the Leased Premises, without becoming liable for damages or guilty of a trespass. In addition to the sum immediately due from Lessee under the foregoing provision, there shall be recoverable from Lessee: (w) the reasonable cost of restoring the Leased Premises to good condition, normal wear and tear excepted (subject to Article XII hereof); (x) all accrued unpaid sums, plus interest at the highest lawful rate per annum and late charges, if in arrears, under the terms of this Lease up to the date of termination; (y) Lessor's reasonable cost of recovering possession of the Leased Premises; and (z) rent and sums accruing subsequent to the date of termination pursuant to the holdover provisions of Section 17.14 hereof.

   B. In the event that Lessor shall elect to continue this Lease in full force and effect, Lessee shall continue to be liable for all rents. Lessor shall nevertheless have all of the rights of re-entry upon said Leased Premises without becoming liable for damages or being guilty of a trespass and Lessor after re-entry may relet the Leased Premises, or any part thereof, to a substitute tenant or tenants for a period of time equal to or lesser or greater than the remainder of the term on whatever terms and conditions Lessor, at Lessor's sole discretion, deems advisable. Against the rents and sums due from Lessee to Lessor during the remainder of the term, credit shall be given Lessee in the net amount of rent received from the new tenant after deduction by Lessor for: (a) the reasonable costs incurred by Lessor in reletting the Leased Premises (including, without limitation, remodeling costs, brokerage fees, legal fees, and the like); (b) the accrued sums, plus interest and late charges, if in arrears, under the terms of this Lease; (c) Lessor's reasonable cost of recovering possession of the Leased Premises; and (d) the cost of storing any of Lessee's property left on the Leased Premises after re-entry. Notwithstanding any provision in this paragraph B of Section 13.02 to the contrary, upon the default of any substitute tenant or upon the expiration of the lease term of such substitute tenant before the expiration of the Term of this Lease, Lessor may, at Lessor's election, either relet to still another substitute tenant or terminate this Lease and exercise its rights under paragraph A of this Section 13.02.

   C. In the event that Lessor shall elect to cure the default of Lessee, all sums expended by Lessor in effecting such cure, plus interest thereon at the highest lawful rate per annum, shall be due and payable immediately. Such sum shall constitute additional rent hereunder, and failure to pay such sum when due shall enable Lessor to exercise all of its remedies under this Lease.

   Section 13.03 Cumulative Rights. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions, and covenants herein contained. Failure by Lessor to enforce one or more of the remedies herein provided, upon any Event of Default, shall not be deemed or construed to constitute a waiver of such default or of any other violations or breach of any of the terms, provisions, and covenants herein contained.

   Section 13.04 Re-Entry by Lessor. No re-entry or taking possession of the Leased Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Lessee. Lessor, at its option, may make such alterations or repairs to the Improvements as it, in its reasonable judgment, considers advisable and necessary upon the occurrence of an Event of Default, at the cost of Lessee, and the making of such alterations or repairs shall not operate or be construed to release Lessee from liability hereunder. Lessor shall in no event be liable in any way whatsoever for failure to relet the Leased Premises and the Improvements or, in the event the Leased Premises and the Improvements are relet, for failure to collect rent thereof under such reletting; and in no event shall Lessee be entitled to receive any excess of such rent over the sums payable by Lessee to Lessor hereunder; provided, however, that Lessor shall during such time as Lessor is in possession of the Leased Premises as the result of any re-entry by Lessor hereunder, and prior to any termination of this Lease, exercise reasonable efforts to cause the Leased Premises to be re-leased.

   Section 13.05 Effect of Waiver or Forbearance. No waiver by Lessor of any breach by Lessee of any of its obligations, agreements, or covenants hereunder shall be a waiver of any subsequent breach or of any obligation, agreement, or covenant, nor shall any forbearance by Lessor to seek a remedy for any breach by Lessee be a waiver by Lessor of its rights and remedies with respect to such subsequent breach.

   Section 13.06  Bankruptcy of Lessee.  The  provisions of paragraph C and E of
Section 13.01 above shall only apply with respect to the Lessee which is the then owner of the leasehold estate. Notwithstanding the provisions of Section
13.01 to the contrary, the happening of any of the Events of Default mentioned in paragraph C or E of Section 13.01 above shall not operate or permit Lessor to declare a default hereunder or terminate this Lease so long as all covenants of Lessee hereunder shall be performed by Lessee or its successor in interest.

                                   ARTICLE XIV

                                    Insurance

   Section 14.01 Liability Insurance. Lessee shall, at Lessee's expense, procure and maintain at all times during any term of this Lease a policy of comprehensive general liability insurance, insuring Lessor and Lessee against liability arising out of the ownership, use, occupancy, or maintenance of any Leased Premises. Such insurance shall at all times be in an amount of not less than $1,000,000.00 on a per occurrence basis. The limits of such insurance shall not limit the liability of the Lessee under this Lease. All insurance required under this Article XIV shall be with companies rated B++ or better in Best's Insurance Guide. Lessee shall deliver to Lessor certificates of insurance evidencing such insurance with loss payable clauses satisfactory to Lessor, provided that in the event Lessee fails to procure and maintain such insurance, Lessor may (but shall not be required to) procure same at Lessee's expense after ten (10) days' prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after sixty (60) days' prior written notice to Lessor by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverages which the Lessor may carry. Lessee shall, within twenty (20) days prior to the expiration of such policies, furnish Lessor with renewals or binders or Lessor may order such insurance and charge the cost to the Lessee, which amounts shall be payable by Lessee on demand as additional rent. Lessee shall have the right to provide such insurance coverage pursuant to blanket policies which the Lessee may have in force, provided such blanket policies expressly afford coverage of any Leased Premises and to Lessor as is required by this Section.

   Section 14.02 Property Insurance. Lessee shall, at Lessee's expense, procure and maintain at all times during the term of this Lease, a policy or policies of insurance covering loss or damage to any Leased Premises in an amount not less than ninety-five percent (95%) of the estimated replacement value thereof, and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage, flood, and special extended peril (all risk). Lessee shall pay the entire amount of such annual insurance premiums and shall deliver to Lessor certificates of insurance evidencing such insurance with loss payable clauses satisfactory to Lessor, provided that in the event Lessee fails to provide and maintain such insurance, Lessor may (but shall not be required to) procure same at Lessee's expense after ten (10) days' prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after sixty (60) days' prior written notice to Lessor by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverages which the Lessor may carry. Lessee shall furnish Lessor with renewals or binders or Lessor may order such insurance and charge the cost to the Lessee, which amounts shall be payable by Lessee on demand. Such insurance shall provide for payment of losses thereunder to Lessor or the holder of a first mortgage or deed of trust on any of the Leased Premises. Any loss proceeds shall be made available for the purposes of replacing or rebuilding the pertinent Leased Premises to the condition existing immediately prior to such damage, if any such construction activities are permissible under applicable laws and regulations then pertaining to the damaged Leased Premises; provided, however, that for so long as Lessor's interest in the Leased Premises is encumbered either by mortgage or trust deed and/or by assignment of this Lease to or for the benefit of Lender, such proceeds shall be held by Lender or its designee to be used in the manner herein provided.

   Section 14.03 Release. Lessor hereby releases Lessee, and Lessee hereby releases Lessor, and their respective officers, agents, employees, and representatives, from any and all claims or demands for damages, loss, expense, or injury to the Leased Premises, or to the furnishings, fixtures, equipment, or inventory or other property of either Lessor or Lessee in, about, or upon the Leased Premises, as the case may be, which is caused by or results from perils, events, or happenings which are the subject of insurance carried by the respective parties and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby or the expense of such insurance is not thereby increased.

                                   ARTICLE XV

                        Attorney's Fees and Lessor's Lien

   Section 15.01 Attorney's Fees. If on account of any breach or default by either party hereunder it shall become necessary for the other party hereto to employ an attorney to enforce or defend any of said party's rights or remedies hereunder, and should such party prevail in a final judgment, the party against whom enforcement was sought shall pay to the other party any reasonable attorney's fees incurred by reason of such proceedings.

   Section 15.02 Lessor's Lien. In addition to the statutory landlord's lien, Lessor shall have at all times, and Lessee does hereby grant to Lessor, a valid contractual lien upon and a security interest in all goods, wares, equipment, fixtures, furniture, and other personal property of Lessee presently or which may hereafter be situated on the Leased Premises and all proceeds therefrom to secure the payment by Lessee of all rentals and other sums of money due hereunder, and such property shall not be removed therefrom without the consent of Lessor until all arrearages in rent, as well as any and all other sums of money then due to Lessor hereunder, shall first have been paid and discharged. Upon the occurrence of an Event of Default by Lessee, Lessor may sell any and all improvements, goods, wares, equipment, fixtures, furniture, and other personal property of Lessee situated on the Leased Premises at one or more public or private sales after giving Lessee reasonable notice of the time and place of any public sale or sales or of the time after which any private sale or sales are to be made, with or without having such property at the sale, at which Lessor or its assigns may purchase property to be sold, being the highest bidder therefor. The requirement of reasonable notice to Lessee hereunder shall be met if such notice is given in the manner prescribed in Section 17.06 of this Lease at least ten (10) days before the time of sale. The proceeds from any such disposition less any and all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorney's fees and legal expenses) shall be applied as a credit against any sums due by Lessee to Lessor. Any surplus shall be paid to Lessee or as otherwise required by law. Upon request by Lessor, Lessee agrees to execute and deliver to Lessor financing statements in form sufficient to perfect the security interest of Lessor in the aforesaid property and proceeds under the provisions of the Uniform Commercial Code in force in the states in which the Leased Premises are located. Notwithstanding anything to the contrary stated herein, the statutory lien of Lessor and the landlord's lien and security interest granted in this paragraph are subject and subordinate to the rights, if any, of the holder of any indebtedness secured by Lessee's interest in the equipment or other property located on the Leased Premises, and Lessor agrees to execute such additional documents as shall be necessary to effect or evidence such subordination.

                                   ARTICLE XVI

                             Right of First Refusal

   Section 16.01 As long as Lessee is Lessee under this Lease and provided Lessee is not in default hereunder, if at any time after the execution of this Lease Lessor shall receive a bona fide offer which it is willing to accept to sell or transfer legal title to the Leased Premises (or any interest therein) to any person (other than an affiliate, shareholder, partner, joint venturer, spouse, or lineal descendant of Lessor or any trust for their benefit), Lessor shall, within fifteen (15) days after Lessor's receipt of the acceptable offer, notify Lessee of the terms of such offer ("Lessor's Offer Notice"). Lessor's Offer Notice shall include the name of the offeror and the offered consideration and other terms of such offer (together with a copy of the offer) and Lessee, within ten (10) days after receipt of Lessor's Offer Notice, shall have the right to purchase the interest to be sold or transferred on all the other terms and conditions stated in Lessor's Offer Notice. Failure of Lessee to exercise such right within said ten (10) days period shall be deemed a waiver of such right. Upon notice from Lessee of its decision not to exercise such right or upon waiver of the same, Lessor shall be free to consummate the sale or transfer in accordance with the terms set forth in Lessor's Offer Notice. In the event such sale or transfer is not consummated within six (6) months after the date of the delivery of Lessor's Offer Notice, the right granted to Lessee in this
Article XVI shall be reinstated, and any such subsequent sale or transfer shall be subject to this right. Any sale or transfer contemplated by this Article XVI shall be subject to the provisions of this Lease including, without limitation, the rights of Lessee contained herein. Upon Lessee's exercise of its right of first refusal hereunder, Lessee may assign such rights to any other person or entity without the consent of Lessor or any trust for their benefit, but any assignment shall not relieve Lessee of its obligations hereunder or thereunder. The right of first refusal herein granted to Lessee shall not apply to any transfer by Lessor of the Leased Premises to any affiliate, shareholder, partner, joint venturer, spouse, or lineal descendant of Lessor or any trust for their benefit or to any transfer by gift, will, or the laws of descent and distribution. The right of first refusal herein granted to Lessee shall be, and is hereby made, subject and subordinate to any mortgage or trust deed and/or assignment of this Lease to or for the benefit of Lender.

                                  ARTICLE XVII

                                  Miscellaneous

   Section 17.01 Inspection. Lessee shall permit Lessor and its agents to enter into and upon the Leased Premises at all reasonable times and upon reasonable notice for the purpose of inspecting the same on condition that Lessee's and Lessee's tenants use and quiet enjoyment of the same is not interfered with.

   Section 17.02 Estoppel Certificates. Lessee and Lessor shall, at any time and from time to time upon not less than ten (10) days' prior request by the other party, execute, acknowledge, and deliver to Lessor, or Lessee, as the case may be, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been any modifications, that the same are in full force and effect as modified and stating the modifications) and, if so, the dates to which the fixed rent and any other charges have been paid in advance, and (ii) that no default hereunder on the part of the Lessor or Lessee, as the case may be, exists (except that if any such default does exist the certifying party shall specify such default), it being intended that any such statement delivered pursuant to this Section 17.02 may be relied upon by a prospective purchaser or encumbrancer (including assignees) of the Leased Premises.

   Section 17.03 Release. If requested by Lessor, Lessee shall upon termination of this Lease execute and deliver to Lessor an appropriate release, in form proper for recording, of all Lessee's interest in the Leased Premises, and upon request of Lessee, Lessor will execute and deliver a written cancellation or termination of this Lease in proper form for recording; provided, that in no event shall any such release, cancellation, or termination constitute a release or relinquishment by either party of his or its rights against the other party for any amounts payable by such other party under the terms of this Lease or any damages to which such party is entitled as a result of any default by the other party hereunder.

   Section 17.04 Lessor's Right to Perform Lessee's Covenants. If Lessee shall default in the performance of any of its covenants, obligations, or agreements contained in this Lease, other than the obligation to pay rent, Lessor after ten
(10) days' notice to Lessee specifying such default (or shorter notice if any emergency exists), may (but without any obligation so to do) perform the same for the account and at the expense of Lessee, and the amount of any payment made or other reasonable expenses, including reasonable attorneys' fees, incurred by Lessor for curing such default, with interest thereon at the lower of twelve percent (12.0%) per annum or the maximum amount allowed by law, shall be payable by Lessee to Lessor on demand as additional rent.

   Section 17.05 Non-Merger. There shall be no merger of this Lease, the leasehold estate created hereby or the Improvements with the fee estate in and to the Leased Premises by reason of the fact that this Lease, the leasehold estate created thereby, or the Improvements, or any interest in the foregoing, may be held directly or indirectly by or for the account of any person who shall own the fee estate in and to the Leased Premises, or any portion thereof, and no such merger shall occur unless and until all persons at the time having any interest in the fee estate and all person having any interest in this Lease, the leasehold estate, or the Improvements, including the holder of any mortgage or deed of trust upon the fee estate in and to the Leased Premises and/or any assignee of this Lease, shall join in a written instrument effecting such merger.

   Section 17.06 Notices. Any notice to be given or to be served in connection with this Lease must be in writing, and may be given by facsimile, by certified mail, or by overnight delivery service and shall be deemed to have been given and received upon the earlier of receipt thereof by the receiving party or on the third business day after a letter containing such notice, properly addressed, with postage prepaid is deposited in the United States Mail or given to a nationally recognized overnight delivery service, addressed as follows:

            If to Lessor:

                  FFP Properties, L.P.
                  Attn:  Lease Administration
                  2801 Glenda Avenue
                  Fort Worth, Texas
                  76117-4391
                  Facsimile:  817/838-1871

            If to Lessee:

                  FFP Operating Partners, L.P.
                  Attn:  Contracts Administration
                  2801 Glenda Avenue
                  Fort Worth, Texas
                  76117-4391
                  Facsimile:  817/838-1871

   Each party hereto shall have the right, by giving not less than five (5) days' prior written notice to the other parties hereto, to change any address of such party for the purpose of notices under this Section 17.06.

   Section 17.07 Successors and Assigns. The word "Lessor," as used in this instrument, shall extend to and include any and all persons, whether natural or artificial, who at any time or from time to time during the term of this Lease shall succeed to the interest and estate of Lessor in the Leased Premises; and all of the covenants, agreements, conditions, and stipulations herein contained which inure to the benefit of and are binding upon Lessor shall also inure to the benefit of and shall be, jointly and severally, binding upon the heirs, executors, administrators, successors, assigns, and grantees of Lessor, and each of them, and any and all persons who at any time or from time to time during the term of this Lease shall succeed to the interest and estate of Lessor in the real estate and property hereby demised. The word "Lessee," as used in this instrument, shall extend to and include any and all persons, whether natural or artificial, who at any time or from time to time during the term of this Lease shall succeed to the interest and estate of Lessee hereunder in accordance with the terms of Section 11.01; and all of the covenants, agreements, conditions, and stipulations herein contained which inure to the benefit of or are binding upon Lessee shall also inure to the benefit of and be jointly and severally binding upon the successors, assigns, or other representatives of Lessee, and of any and all persons who shall at any time or from time to time during the term of this Lease succeed in accordance with the terms of Section 11.01 to the interest and estate of Lessee hereby created in the Leased Premises.

   Section 17.08 Modifications. This Lease may be modified only by written agreement signed by the Lessor and Lessee; provided, however, that for so long as Lessor's interest in the Leased Premises is encumbered either by mortgage or trust deed and/or by assignment of this Lease, no amendment, waiver, release, discharge, or other modification of the terms of this Lease shall be effective without the written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

   Section 17.09 Descriptive Headings. The descriptive headings of this Lease are inserted for convenience in reference only and do not in any way limit or amplify the terms and provisions of this Lease.

   Section 17.10 No Joint Venture. The relationship between Lessor and Lessee at all times shall remain solely that of landlord and tenant and shall not be deemed a partnership or joint venture.

   Section 17.11 Arbitration. Wherever in this Lease it is provided that any question shall be determined by arbitration, such question shall be settled and finally determined by arbitration in accordance with the rules then in effect of the American Arbitration Association, or its successors, and the judgment upon the award rendered may be entered in any court having jurisdiction thereover. Such arbitration shall be held in the City of Fort Worth, Texas. The number of arbitrators to be appointed shall be three (3). The arbitrators shall have at least five (5) years experience in real estate in the area where the Leased Premises is located and shall not be related to either party. The parties to the arbitration, in addition to the rights granted under the rules of the Association, shall have the right to offer evidence and testify at the hearings and cross-examine witnesses. The cost of such arbitration shall be split equally between the parties.

   Section 17.12 Memorandum of Lease. Lessor and Lessee agree that they shall, at any time at the request of the other, promptly execute a memorandum or short form of this Lease, in recordable form, setting forth a description of the Leased Premises, the term of this Lease, and any other provisions herein, or the substance thereof, as either party desires.

   Section 17.13 Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to any person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and be in force to the fullest extent permitted by law.

   Section 17.14 Holding Over. In case of holding over by Lessee after expiration or termination of the Term of this Lease, Lessee shall pay monthly, as rent, an amount equal to 125% of the amount of Monthly Rent payable as of the end of such Term during each month or partial month of the holdover period. No holding over by Lessee after the Term of this Lease, either with or without consent and acquiescence of Lessor, shall operate to extend the Lease for a longer period than one month unless (i) a holdover agreement in writing specifies a longer period or (ii) this Lease is extended in writing; and any holding over without consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month. In the event of any unauthorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other tenant or prospective tenant to whom Lessor may have leased all or any part of the Leased Premises, resulting from delay by Lessor in delivering possession of all or any part of the Leased Premises.

   Section 17.15 Lessor Default. In the event of any default hereunder by Lessor, Lessee may, if such default continues after a reasonable notice period following receipt of written notice thereof to Lessor, cure such default for the account and at the expense of Lessor. If Lessee at any time after the expiration of such curative period by reason of such breach is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorney's fees, in instituting, prosecuting, and/or defending any action or proceeding to enforce Lessee's rights hereunder or otherwise, the sum or sums so paid by Lessee, with all interest, costs, and damages, shall on demand be paid by Lessor to Lessee, but Lessee shall have no right to offset any such sums against any amounts which may be due to Lessor hereunder.

   Section 17.16 Lessor Covenant. Lessor shall pay when due all principal and interest on any mortgage or superior lease to which this Lease is subordinate or subordinated, and shall pay or discharge (by bonding or otherwise) all valid mechanic's liens filed against the Leased Premises by reasons of any construction by Lessor.

   Section 17.17 Sublease. If this Lease is in fact a sublease, Lessee accepts this Lease subject to all of the terms and conditions of the underlying lease under which Lessor holds the Leased Premises as lessee. Lessee covenants that it will do no act or thing which would constitute a violation by Lessor of its obligation under such underlying lease; provided, however, that Lessee's agreement in this regard is premised on Lessor's assurances to the effect that the terms of this Lease do not violate such underlying lease.

   Section 17.18 Venue. This Lease is entered into in Tarrant County, Texas, and is enforceable in that county.

   Section 17.19 Further Covenants. Lessor and Lessee, as applicable, each further covenant and agree for the benefit of Lender that for so long as Lessor's interest in the Leased Premises is encumbered either by mortgage or trust deed and/or by assignment of this Lease:

   A. Lessee shall timely take all such action necessary to exercise all renewal options and extend each of the FMAC Encumbered Leases.

   B. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up, or other proceeding affecting Lessor or any assignee of Lessor in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Lessor or of any assignee of Lessor in any such proceeding or by any court in any such proceeding.

   C. Lessee waives all rights now or hereafter conferred by law (a) to quit, terminate, or surrender this Lease or any of the premises or any part thereof, or (b) to any abatement, suspension, deferment, or reduction of the Monthly Rent or any other sums payable under this Lease, except as otherwise expressly provided herein, regardless of whether such rights shall arise from any present or future constitution, statute, or rule of law.

   D. In the event that, notwithstanding the express provision of this Lease, this Lease shall terminate by operation of law, or action of or authorization by any court, or if any receiver or trustee in bankruptcy, liquidator, or assignee of Lessor shall initiate any action for the taking possession of the rentals payable hereunder and the application thereof for the benefit of any creditors of Lessor other than the holders of obligations secured by a first mortgage or trust deed on the Leased Premises, Lessee shall, upon thirty (30) days' written notice to Lessee by Lender that it has all requisite authority to lease the premises or any part thereof and desires to lease the same or part to Lessee, enter into a new lease with Lender containing substantially the same terms as this Lease, provided that a reputable title company will insure that Lessee has good and valid title to the leasehold estate under the new lease. Forthwith upon the execution and delivery of such new lease, this Lease and all obligations of Lessee hereunder shall terminate without further action by any party hereto.

   E. This Lease shall be subject and subordinate to the lien of any mortgage or trust deed to or for the benefit of Lender, without the necessity of the execution and delivery of any further instruments, whether any such lien is currently existing or hereafter created, and Lessee shall execute and deliver upon Lender's request, without charge, such further instruments evidencing such subordination of this Lease as Lender may request from time to time.

   F. In the event of Lender's foreclosure of any mortgage or the exercise of any power of sale with respect to the Leased Premises, Lessee shall attorn to Lender and recognize Lender as the Lessor under this Lease, provided Lender expressly agrees in writing to be bound by the terms of this Lease.

   17.20 Third-Party Beneficiary. Lessor and Lessee acknowledge that Lender shall be a third-party beneficiary of this Lease for so long as Lessor's interest in the Leased Premises is encumbered either by mortgage or trust deed and/or by assignment of this Lease to or for the benefit of Lender.

   IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.
                                    LESSOR:

                                    FFP PROPERTIES, L.P.

                                    By:  FFP Partners, L.P.
                                    its sole general partner

                                    By:   FFP Real Estate Trust
                                          its sole general partner

                                    By: _____________________________
                                       Craig T. Scott, Vice President

                                    LESSEE:

                                    FFP OPERATING PARTNERS, L.P.

                                    By:   FFP Operating LLC
                                          its sole general partner


                                    By: __________________________
                                       Robert J. Byrnes, President



                                 ACKNOWLEDGMENTS

STATE OF TEXAS    )
                  )
County of Tarrant )

   This instrument was acknowledged  before me on September ____, 1999, by Craig
T. Scott, Vice President of FFP Real Estate Trust, general partner of FFP Partners, L.P., general partner of FFP Properties, L.P., who stated that the same was signed in such capacity for such entities and the purposes indicated therein.
                                    _____________________________
                                    NOTARY PUBLIC, STATE OF TEXAS
      [Notary stamp]



STATE OF TEXAS    )
                  )
County of Tarrant )

   This instrument was acknowledged before me on September ____, 1999, by Robert J. Byrnes, President of FFP Operating LLC, general partner of FFP Operating Partners, L.P., who stated that the same was signed in such capacity for such entities and for the purposes indicated therein.

                                    _____________________________
                                    NOTARY PUBLIC, STATE OF TEXAS
      [Notary stamp]

                                    EXHIBIT B
                                       OF
                             MASTER LEASE AGREEMENT

           (Legal descriptions for all properties listed on Exhibit A)